                                                                       EXHIBIT 5
                 [PARR WADDOUPS BROWN GEE & LOVELESS LETTERHEAD]

                                 August 25, 2000






MSI Holdings, Inc.
1121 East 7th Street
Austin, Texas 78702

Ladies and Gentlemen:

         We have been asked to pass on certain legal matters for to MSI Holdings, Inc., a Utah corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3, Registration (the "Registration Statement"), relating to the proposed offer and sale of 999,999 shares of common stock, $.10 par value per share, by certain stockholders of the Company. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

         In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of officers of the Company.

         Based upon the foregoing examination and review, assuming receipt by the Company of all consideration specified in governing resolutions and documents, we are of the opinion that the 999,999 shares of common stock, $.10 par value per share, issued to the persons and in the amount listed on Exhibit A hereto (the "Shares") have been legally issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Utah. For purposes of this opinion, we assume that the Shares have been issued in compliance with all applicable state and securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,




                                PARR WADDOUPS BROWN GEE & LOVELESS

                                    EXHIBIT A

                        SCHEDULE OF SELLING SHAREHOLDERS

   SELLING SHAREHOLDER                                      NO. OF SHARES
   -------------------                                      -------------
Tomorrow's Technologies Investment Trust                       284,690
Michael W. Erwin                                               247,088
Sebastian D. Hassinger                                          81,340
Borrowed Time, Inc.                                             30,503
Robert P. Wolfe                                                 87,714
Charles H. Scott, Jr.                                          136,582
Donald J. Nadon                                                  9,355
Thomas J. Premo                                                     41
L. Theodore Ollier                                                 452
Michael G. Mood                                                    814
Jennifer L. Alexander                                              407
Scott E. Mullen                                                  1,831
Margaret Anne Green                                                204
Rob Nadon                                                          407
John N. Opiela                                                   1,627
Terri England                                                       91
Marsha Sheiness                                                     91
Eric B. Meyertons                                                  367
Kevin L. Daffer                                                    367
B. Noel Kivlin                                                     367
Jeffrey C. Hood                                                    367
Jeff A.McDaniel                                                    367
Jason Hemmenway                                                  2,156
Edward Kwan                                                     18,302
Susan Marie Beckwith                                               100
Kevin Harlon Ingle                                               1,627
Kimberly K. Reeb                                                   257
Rhonda Simonson                                                     22
Robert W Blemler                                                    14
Texas Two, Mike Neill Partner                                    1,221
Ronald W. Blemler                                                   82
Richard E. Sepulveda                                             1,221
Thomas Preson Gregg                                                543
Michael Skelton                                                  2,441
William Hurley                                                     123
Gerard I. Armstrong                                                123
Cegla, LTD.                                                      8,134
Holly Goff Broussard                                             1,151
Tadd Balfour                                                       814
Henry Davis                                                      4,067
Monica L. Knighton                                                 814
James R. Wilson                                                 17,285
Tracy Cogdill                                                   34,570
Matt Bradbury                                                    6,101
William A. Broussard                                            13,352
Adam Biskobing                                                     407
TOTAL                                                          999,999